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                                                                    EXHIBIT 10.2

                        FIRST AMENDMENT AND MODIFICATION
                           ACIS-VSI WARRANT AGREEMENT

                                SEPTEMBER 7, 2001



         This First Amendment and Modification to ACIS-VSI Warrant Agreement (the "Amendment") amends and modifies that certain ACIS-VSI Warrant Agreement (the "Warrant") by and between VSI Enterprises, Inc. ("VSI"), a Delaware corporation, and ACIS, Inc. ("ACIS"), a Texas corporation, dated as of September 9, 1999.



                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, VSI and ACIS previously entered into the Warrant dated September 9, 1999; and

         WHEREAS, VSI and ACIS desire to amend certain provisions of the Warrant; and

         WHEREAS, both parties are willing to modify the Warrant as provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. Paragraph 1 of the Warrant shall be deleted in its entirety and replaced with the following:

ACIS grants VSI a warrant to purchase up to 1,005,500 shares of its common stock (the "Warrant Shares"). This Warrant may be exercised only upon VSI's completion of one or more equity transactions and may only be exercised at a rate equal to one Warrant Share for each $2.00 in equity raised.

         2. Paragraph 2 of the Warrant shall be deleted in its entirety and replaced with the following: VSI may purchase the Warrant Shares utilizing cash and/or shares of VSI common or preferred stock (the "VSI Shares"). For the purposes of calculating the number of VSI Shares to be issued as payment of the Exercise Price, the VSI Shares shall be valued at the highest weighted average price of any new common and/or preferred shares issued pursuant to any private placement(s) undertaken prior to March 31, 2002. Any anti-dilution provisions, warrants, or other special stipulations or terms attached to the shares issued pursuant to such private placement(s) shall also apply to the VSI Shares issued as part of the Warrant.

         3. Paragraph 4 of the Warrant shall be modified such that the expiration date of the Warrant shall be March 31, 2002.

         4. The first sentence of Paragraph 5 of the Warrant shall be deleted in its entirety and replaced with the following:

In order to exercise this Warrant, in whole or in part, VSI shall deliver to ACIS at its principal office at the address set forth in the first paragraph of the Warrant, attention R.L.Mays, Jr.: (i) a written notice of VSI's election to exercise this Warrant, which notice shall specify the number of shares to be purchased pursuant to such exercise; (ii) cash or a certificate representing the requisite number of VSI shares; and (iii) written confirmation that VSI has raised an amount of equity capital equal to or greater than $2.00 multiplied by the number of Warrants being exercised.

         5. ACIS hereby represents and warrants that, as of the date hereof, the fully diluted number of outstanding shares of ACIS common stock and options is 5,522,000.

         6. Except to the extent otherwise provided in this Amendment, the Warrant shall remain unchanged and in full force and effect. This Amendment constitutes the full and complete understanding of the parties with respect to the amendment, supplement and modification of the Warrant, and supersedes all prior oral or written understandings


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with respect to the amendment, supplement and modification of the Warrant. This
Amendment may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.



                                ACIS, INC.



                                By:    /s/ Richard C. Mays
                                   ---------------------------------------------
                                        R.C. Mays, President


                                VSI ENTERPRISES, INC.



                                By:    /s/ Richard W. Egan
                                   ---------------------------------------------
                                       Richard W. Egan, Chief Executive Officer


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